GILBERT AND COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS

                                1 Maritime Plaza
                            San Francisco, CA 90024
                               Tel (415) 459-7171
                               Fax (415) 491-4141


December 28, 1998

Securities and Exchange Commission
Washington, D.C. 20549

Re:      Prime Companies, Inc.
         File No. 52-2031531

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Prime Companies, Inc. dated December 30, 1998, and agree with the statements contained therein.

Very truly yours,

/s/ Gilbert and Company
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GILBERT AND COMPANY